EXHIBIT 99.1

3D Systems Acquires French Prototypers CEP and PROTOMETAL

3Dproparts(TM) Expands Its Services in Europe

ROCK HILL, S.C., July 7, 2010 (GLOBE NEWSWIRE) -- 3D Systems Corporation (Nasdaq:TDSC), announced today that it acquired the business and assets of CEP and PROTOMETAL, two leading French rapid prototyping and manufacturing service providers, as part of the company's expansion of its 3Dproparts™ service in Europe.

Based in Le Mans, France, CEP and PROTOMETAL deliver a comprehensive portfolio of rapid prototyping and manufacturing parts solutions to large and small businesses. CEP specializes in Selective Laser Sintering Manufacturing services and Urethane Casting while PROTOMETAL delivers simulated die casting metal parts directly from Additive Manufacturing patterns.

3D Systems launched 3Dproparts™, the world's fastest growing Rapid Prototyping and Manufacturing parts service last October. The company plans to continue to expand its 3Dproparts™ service offerings domestically and internationally both through organic growth and additional strategic acquisitions. These new acquisitions significantly extend 3Dproparts™ geographical reach in Europe with a full range of design-to-manufacturing solutions.

"We are pleased to add two fine French prototypers to our rapidly growing 3Dproparts™ operations," said Abe Reichental, president and chief executive officer of 3D Systems. "We intend to continue with our geographical expansion within Europe and increase our menu of services for the benefit of our growing global customer base."

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3-D Printing, Rapid Prototyping and Manufacturing systems and parts solutions. Its expertly integrated solutions reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input. These solutions are used for design communication and prototyping as well as for production of functional end-use parts: Our customers Create With Confidence.

More information on the company is available at www.3DSystems.com, www.modelin3D.com, www.toptobottomdental.com, www.3Dproparts.com, www.mqast.com, http://blog.3Dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

CONTACT: 3D Systems Corporation
         Investor Contact:
         Stacey Witten
           803-326-4010
           Wittens@3dsystems.com
         Media Contact:
         Katharina Hayes
           803-326-3941
           HayesK@3dsystems.com